UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 3, 2005

(Date of earliest event reported)

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip code)

(650) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 4, 2005, Openwave Systems Inc. (the “Company”) issued a press release announcing its financial results for the fiscal year and quarter ended June 30, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 2.05. Costs Associated with Exit or Disposal Activities

On August 3, 2005, the Company’s Board of Directors approved a restructuring plan to better align the Company’s resources among its client and server product groups (the “Restructuring Plan”). The Company expects to incur approximately $12 to $15 million in pre-tax restructuring and related charges associated with this Restructuring Plan, over the six months ending December 31, 2005. Included in the restructuring and other charges are (i) approximately $6.1 to $6.9 million related to the consolidation of leased facilities (ii) approximately $0.4 million related to accelerated depreciation of tenant improvements and other abandoned assets at those sites; and (iii) approximately $5.5 to $7.7 million related to employee severance arrangements. The Company expects to complete the activities related to the Restructuring Plan by September 30, 2005.

The Company will accrete its obligations related to the facility exit charges to the then present value and, accordingly, will recognize additional accretion expense as restructuring and related charges over the remaining terms of the leases for the exited space, which is approximately 5 years. The Company expects the accretion charges to total approximately $0.5 million.

The estimated pre-tax restructuring and related charges of approximately $12 to $15 million and the future accretion of approximately $0.5 million represent the Company’s estimate of future cash outlays, except for the estimated $0.4 million of non-cash charges associated with accelerated depreciation. The activities related to the Restructuring Plan and other actions are expected to achieve up to approximately $6 million in future quarterly facilities, personnel and other expense savings.

Item 2.06. Material Impairments

The discussion appearing above under 2.05 regarding the impairment of tenant improvements and other abandoned assets is hereby incorporated by reference in response to this Item 2.06.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 3, 2005, the Board of Directors confirmed the appointment of Allen E. Snyder as Chief Operating Officer of the Company. Mr. Snyder, age 51, previously served the Company as Executive Vice President, Server Business from October 2004, Senior Vice President, Worldwide Customer Operations from October 2002 to October 2004, and Senior Vice President, Customer Advocacy of the Company from December 2000 to October 2002. Before joining the Company, Mr. Snyder worked at Oracle Corporation, a large enterprise software company, where he served as Vice President, Oracle Support Services, Americas from 1997 until he was promoted to Senior Vice President in 1999. Mr. Snyder has 28 years of experience in the high-tech industry, including 22 years of management leadership in product sales, customer service, software support, and professional services. Mr. Snyder is a graduate of the United States Air Force’s combined Electrical Engineering and Computer Technologies program. He received an ASEE degree from the USAF and is a graduate of Northeastern University’s Executive Management Development Program. There are no family relationships between Mr. Snyder and any of the Company’s directors or officers.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release issued by Openwave Systems Inc. on August 4, 2005.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the Company’s plans, objectives, expectations and intentions, including forward-looking statements regarding the Company’s cost reduction plans, including the anticipated costs and timing of such plans. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including problems or delays in implementing the cost reduction plans, general economic conditions and other factors described in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2005. The Company assumes no obligation to update forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/S/ JOSHUA PACE
Name:	Joshua Pace
Title:	Chief Financial Officer
Date:	August 4, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Openwave Systems Inc. on August 4, 2005.